UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2017

WideOpenWest, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38101 (Commission File Number)	46-0552948 (IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 1000
Englewood, CO 80111
(Address of Principal Executive Offices, including Zip Code)

(720) 479-3500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On December 14, 2017, WideOpenWest, Inc. (the “Company”) announced that Steven Cochran is retiring from his position as the Company’s Chief Executive Officer and as a member of the Company’s board of directors (the “Board”), effective December 14, 2017 (the “Separation Date”).  Mr. Cochran will continue to serve as an advisor to the Company through June 30, 2018.

The Company has announced that Teresa Elder has been appointed as the new Chief Executive Officer and elected to serve as a member of the Board, effective December 14, 2017.

Ms. Elder previously was President, Wholesale & Strategic Partnerships at Clearwire from 2009 to 2011.  Before that she was Chief Executive Officer at Vodafone Ireland from 2005 to 2007, President — AT&T Broadband from 2000 to 2001, Senior Vice President — MediaOne from 1998 to 2000 and Vice President — National Operations from 1997 to 1998 at MediaOne and General Manager — Rocky Mountain Division at USWEST from 1994 to 1996.  Ms. Elder has acted as a business consultant, subject matter expert and speaker.  Ms. Elder has been a Member and then Board Chair of the Management Board, of the Stanford University Graduate School of Business since 2012, a member of the Board of Advisors to the Stanford University MSx Program and Steering Committee to Stanford Women on Boards, a member of the Cystic Fibrosis Foundation Board of Trustees as of 2017 and a member of the Board of Advisors for the Markkula Center for Applied Ethics.  Ms. Elder served as a Board Observer to Phylagen from 2015 to 2017.  Ms. Elder received her undergraduate degree from Creighton University and she holds a Master of Science in Management degree from Stanford University, Graduate School of Business.

Pursuant to the terms of an Executive Employment Agreement, dated December 14, 2017 (the “Effective Date”), by and between the Company and Ms. Elder (the “Employment Agreement”), Ms. Elder will receive a minimum annual base salary of $750,000 and an annual performance-based incentive bonus with a target of 125% of her base salary, to be earned based upon achievement of objective performance goals established by the Compensation Committee, after consultation with Ms. Elder.  Ms. Elder will also receive a payment of legal fees up to $15,000, a one-time sign on bonus equal to $200,000 and a one-time restricted stock award under the 2017 WideOpenWest, Inc. Omnibus Incentive Plan with a grant date fair market value of $1,500,000, based on the closing price of the Company’s stock prior to the Effective Date (the “Sign-On RSA”). The Sign-On RSA will time-vest 25% on each of the first, second, third and fourth anniversaries of the Effective Date and become 100% vested upon a termination of Ms. Elder’s employment by the Company without cause (as defined in the Employment Agreement) or by Ms. Elder for good reason (as defined in the Employment Agreement).

Ms. Elder will be entitled to receive an annual restricted stock award (“RSA”) under the 2017 WideOpenWest, Inc. Omnibus Incentive Plan on the same basis as the Company’s senior management group with an aggregate grant date target fair market value of $3,000,000. Any RSAs granted in 2018 (the “2018 RSAs”) shall time-vest 25% on each of the first, second, third, and fourth anniversaries of the 2018 RSA grant date. Subsequent annual RSA awards are expected to vest 50% based on the passage of time and 50% based on the satisfaction of plausible and reasonably achievable performance conditions that are set, including the allocation between time and performance vesting, by the Compensation Committee in its discretion at the time of grant, subject to continued employment in all instances through applicable vesting dates. The award agreement for the RSAs will provide that such RSA will become 100% vested upon a termination of Ms. Elder’s employment by the Company without cause or by Ms. Elder for good reason within 12 months following a change in control.

The initial term of Ms. Elder’s employment will be three years starting on the Effective Date through December 31, 2020, and on January 1, 2021 and each anniversary thereof, the term may be automatically extended for successive one-year periods, provided, however, that either the Company or Ms. Elder may elect not to extend the term by giving written notice to the other party.  The employment term will be terminable earlier due to Ms. Elder’s resignation due to good reason, Ms. Elder’s resignation without good reason, termination by the Company for cause, Ms. Elder’s death, termination by the Company on account of Ms. Elder’s disability, or termination by the Company for any other reason than those listed in this sentence (or for no reason), in which case such termination of employment will be referred to as termination without cause. Upon any termination, Ms. Elder will be entitled to a lump sum cash payment, as soon as possible, of all earned but unpaid base salary through the termination date, any earned but unpaid bonus for which the performance measurement period has ended prior to the termination date, any accrued but unused vacation as of the termination date, and unreimbursed but substantiated business expenses. Additionally, any amounts payable under any Company benefit plans will be paid in accordance with the terms of the applicable plan. Ms. Elder will not be entitled to receive her base salary or any fringe benefits or annual bonus for periods after the termination.

If Ms. Elder’s employment is terminated without cause or if Ms. Elder resigns for good reason, or due to a non-extension of the employment term by the Company, then in addition to the accrued benefits, the Company will pay or provide Ms. Elder with the following, so long as Ms. Elder continues to comply with the terms of the Employment Agreement: (i) the Company will continue to pay Ms. Elder’s base salary for the 24-month-period commencing on the day after the last day of employment, (ii) an amount equal to two (2) times the annual bonus actually paid by the Company in the year immediately prior to the year of termination, payable over the 24 month-period commencing on the day after the last day of employment in equal installments (for the avoidance of doubt, if no annual bonus was paid in the year prior to the year of termination, the amount will be zero, provided, that, if the termination occurs prior to being eligible to earn a bonus for the 2018 fiscal year, the amount will equal the amount accrued on the Company’s financial statements through the full month prior to the last day of employment), and (iii) continued participation through COBRA in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) which covers Ms. Elder (and her eligible dependents) for a period of 18 months at the Company’s expense, to be paid in the form of reimbursements to Ms. Elder, provided that Ms. Elder comply with certain conditions.  The benefits described in the foregoing sentence will be payable provided that Ms. Elder has executed and not revoked a release within 60 days of her last day of employment, in the form substantially attached to the Employment Agreement. Ms. Elder is also subject to certain restrictive covenants, including a non-competition and non-solicitation provisions during employment and for the 24-month period following termination for any reason.

The Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement.

Separation Agreement

In connection with Mr. Cochran’s retirement, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Cochran effective December 14, 2017. Subject to his non-revocation of, and continued compliance with, the terms of the Separation Agreement, Mr. Cochran will be entitled to receive severance consisting of a continuation of his monthly base salary and benefit continuation (or a cash payment for up to 6 months) for a period of 24 months following the Separation Date, an amount equal to $30,428.37,  and (1) earned but unpaid base salary, (2) earned but unpaid bonus for which the performance measurement period has ended prior to the Separation Date, (3) any accrued but unused vacation as of the Separation Date, and (4) unreimbursed but substantiated business expenses. Mr. Cochran will be entitled to receive his regular cash retention payment of $285,712.77 on December 18, 2017, plus the outstanding cash retention payment of $571,425.54 to be made on June 30, 2018, for an aggregate amount of $857,138.31.  All of the 57,652 shares of restricted stock that Mr. Cochran received in the distribution in connection with the Company’s initial public offering will vest in full on June 30, 2018.  All of the 57,375 shares of the short term restricted stock award that Mr. Cochran received in 2017 will vest in full on June 30, 2018 and 15,281 shares of the long-term restricted stock awards will vest on June 30, 2018.  The remaining 30,564 shares of the long-term restricted stock awards will be automatically forfeited without any consideration and shall have no further force or effect.  Mr. Cochran is also subject to certain restrictive covenants, including a non-competition and non-solicitation for the 24-month period following the Separation Date.

The Separation Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement.

Employment Agreement Restatements for Certain Executive Officers.

The Company entered into amended and restated letter agreements of employment, each dated December 14, 2017, with each of Richard E. Fish, Jr., the Company’s Chief Financial Officer, Cash Hagen, the Company’s Chief Operating Officer, Scott Russell, the Company’s Chief Marketing and Sales Officer, Cathy Kuo, the Company’s Executive Vice President, Strategy & Engagement, and Craig Martin, the Company’s General Counsel and Secretary (the “Restatements”).  The Restatements increased the post-termination non-solicitation provision to 24 months (from 12 months) clarified that the 12-month post-termination non-competition period applies to any termination and provide each executive officer with the right to severance equal to twice their base salary, acceleration of time vesting incentive equity that vests within 12 months of termination, a pro rata share of bonus for the year of termination based on the actual accrual of that year’s bonus through the date of termination, benefit continuation, and a lump sum payment of the unpaid bonus under the WideOpenWest, Inc. Retention Plan in the event such executive officer’s employment with the Company is terminated by the Company without cause or by the executive for good reason, subject to an execution of a release reasonably satisfactory to the Company. The WideOpenWest, Inc. Retention Plan provides cash bonus payments to certain employees of the Company on December 18, 2017, December 18, 2018, and December 18, 2019, subject to continued employment through each payment date.

Item 8.01              Other Events.

Sale of Chicago Fiber Network to Verizon Completed

The Company has closed the previously announced sale of a portion of its fiber network in the Company’s Chicago market to a subsidiary of Verizon for $225 million in cash.

Proceeds from the sale are expected to be used to pay-down existing debt obligations related to the Company’s revolving credit agreement and to reinvest in the Company’s business.

In addition, Company and Verizon entered into a new construction agreement pursuant to which the Company will complete the build-out of the network in exchange for approximately $50 million (which approximates the Company’s remaining estimate to complete the network build-out), payable as the remaining network elements are completed. The final build-out of the network is expected to be completed during the second half of 2018.

Stock Repurchase Program

In addition, the Board of Directors today announced that it has authorized a stock repurchase program, commencing immediately, which will enable the Company to repurchase an aggregate of $50 million of its outstanding common stock. The repurchase program is expected to be executed over the next twelve months.

Shares may be repurchased from time-to-time in open market transactions at prevailing market prices, in privately negotiated transactions or by other means in accordance with federal securities laws, including Rule 10b5-1 programs. There is no minimum number of shares that the Company is required to repurchase and the repurchase plan may be suspended, modified or discontinued at any time. On December 14, 2017, the Company issued a press release announcing the foregoing. A copy of the press release is attached as Exhibit 99.1 to this report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the agreements with Verizon and share repurchase plan. These statements are not historical facts but rather are based on the Company’s current expectations. Words such as “may,” “will,” “could,” “would,” “should,” “predict,” “potential,” “expects,” “intends,” “plans,” “believes,” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this release speak as of the date of this release, and Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

Item 9.01.             Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description of Exhibit
10.1	Executive Employment Agreement, dated as of December 14, 2017, by and between WideOpenWest, Inc. and Teresa Elder.
10.2	Separation Agreement, dated as of December 14, 2017, by and between WideOpenWest, Inc. and Steven Cochran.
10.3	Amended and Restated Letter Agreement of Employment, dated as of December 14, 2017, by and between WideOpenWest, Inc. and Richard E. Fish, Jr.
10.4	Amended and Restated Letter Agreement of Employment, dated as of December 14, 2017, by and between WideOpenWest, Inc. and Cash Hagen.
10.5	Amended and Restated Letter Agreement of Employment, dated as of December 14, 2017, by and between WideOpenWest, Inc. and Scott Russell.
10.6	Amended and Restated Letter Agreement of Employment, dated as of December 14, 2017, by and between WideOpenWest, Inc. and Cathy Kuo.
10.7	Amended and Restated Letter Agreement of Employment, dated as of December 14, 2017, by and between WideOpenWest, Inc. and Craig Martin.
99.1	Press release dated December 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2017	WIDEOPENWEST, INC.

/s/ Richard E. Fish, Jr.
Richard E. Fish, Jr.
Chief Financial Officer